UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

Lakewood-Amedex Biotherapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43239	20-5274304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Cooper Creek Blvd., Unit 103 University Park, Florida	34201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 225-2515

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	LABT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 15, 2026, Lakewood-Amedex Biotherapeutics Inc. (the “Company”) made available a corporate investor presentation (the “Investor Deck”) that the Company intends to use from time to time in meetings and discussions with investors, analysts, and other third parties. The Investor Deck includes, among other things, the Company's development of Bisphosphocin® compounds, a novel class of fast-acting, broad-spectrum antimicrobials designed to address drug-resistant infections and the global threat of antimicrobial resistance. It further describes the Company's lead program, Nu-3, a topically delivered antimicrobial gel selected for clinical development for the treatment of infected diabetic foot ulcers (iDFU), together with related preclinical and clinical data, regulatory strategy, intellectual property portfolio, competitive landscape, and management team information.

A copy of the Investor Deck is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Lakewood-Amedex Biotherapeutics Inc., Investor Deck, dated July 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKEWOOD-AMEDEX BIOTHERAPEUTICS INC.

Date: July 15, 2026	By:	/s/ Kelvin Cooper
Kelvin Cooper
Chief Executive Officer

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